Blend Announces Fourth Quarter and Full Year 2021 Financial Results

Fourth Quarter Revenue Growth Driven by Blend Platform Segment

Full Year 2022 Revenue Guidance Reflects Expected 35% Mortgage Industry Volume Decline from Full Year 2021 Level

March 31, 2022

SAN FRANCISCO--(BUSINESS WIRE)-- Blend Labs, Inc. (NYSE: BLND), a leader in cloud banking software, today announced its fourth quarter and full year 2021 financial results. In addition, the company provided its full year and first quarter 2022 revenue guidance on a consolidated basis and for its two reporting segments.

“Blend achieved major milestones in 2021, including our IPO, and a large acquisition for our marketplace offerings. We also grew our mortgage banking market share, multi-product customers and total revenues,” said Nima Ghamsari, Head of Blend. ”As a result, full year Blend Platform revenue grew by 41% from 2020 to 2021, despite a decline in U.S. mortgage industry origination volumes. We also continued to invest in new products to diversify our business into consumer banking products such as home equity, deposit accounts, and personal loans.”

“With rapidly increasing inflation and sharply higher interest rates, leading industry analysts are projecting a sharp decrease in mortgage loan origination volumes in 2022 from historically high levels. This expected 35% decline will clearly create strong headwinds for Blend. Nonetheless, we expect Blend Mortgage Banking will continue to grow market share through 2022. In addition, we expect our Consumer Banking and Marketplace business will show strong revenue growth.”

“As we navigate through this rapid mortgage industry reset, our priorities are to drive customer adoption of our expanding software solutions while prudently managing our costs in line with evolving market realities. Doing this effectively will enable us to create long-term value for our customers and for our shareholders.”

Financial Highlights

•Full year 2021 total revenue of $234.5 million (Pro Forma full year 2021 revenue of $363.6 million)
•4Q21 total revenue of $81.0 million
•4Q21 Blend Platform segment revenue of $36.5 million, up 19% year-over-year, including:
◦4Q21 Consumer Banking and Marketplace revenue of $6.3 million, up 46% year-over-year
◦4Q21 Mortgage Banking revenue of $29.1 million, up 14% year-over-year despite estimated fourth quarter 2021 industry-wide decline of approximately 35% in mortgage loan origination volumes from a year earlier
•4Q21 Title365 segment revenue of $44.4 million
•Mortgage banking estimated market share increased by approximately 5 percentage points to 15% at year-end 2021, from 10% at year-end 2020

Fourth Quarter Customer and Product Achievements

•Increased our total customer base by 10 accounts
•Accelerated growth of Verification of Income solution with approximately 50 live customers and more than 100 customers signed to date
•Drove strong growth in volumes, utilization rates and revenues in Blend Close
•4Q21 total banking capacity of over 5.3 million, up approximately 25% year-over-year

Fourth Quarter Financial Summary

Fourth quarter revenue totaled $81.0 million. Blend Platform segment revenue was $36.5 million, up $5.9 million, or 19% year-over-year, highlighted by an increase of more than $2.0 million, or 46%, in Consumer Banking and Marketplace revenue. Mortgage Banking revenue grew by $3.5 million, or 14% year-over-year. This growth in Mortgage Banking revenue, despite industry headwinds, was driven by the positive effects of significant new customer wins and gains in Blend market share of total U.S. mortgage industry volumes. Title365 segment revenue totaled $44.4 million.

Fourth quarter cost of revenue totaled $46.0 million, an increase of $37.3 million, or 424%, compared to the fourth quarter of 2020, primarily resulting from the inclusion of $31.9 million in Title365 costs. Blend Platform cost of revenue totaled $14.1 million, an increase of $5.3 million, or 61%, primarily due to a $2.9 million increase in personnel-related expenses attributable to increased headcount, a $1.7 million increase in third-party hosting costs and software licenses relating to additional hosting services correlating with increased revenue growth, and a $0.7 million increase in professional and outside services to support our continued growth and expanded operations.

Fourth quarter gross profit totaled $34.9 million, an increase of $13.1 million, or 60%, compared to the fourth quarter of 2020. Blend Platform segment gross profit was $22.4 million, up $0.6 million, or 3% year-over-year. Title365 segment gross profit was $12.5 million.

GAAP loss from operations was $59.9 million for the fourth quarter of 2021, compared to a loss of $16.1 million in the fourth quarter of 2020.

Full Year Financial Summary

Full year revenue totaled $234.5 million, an increase of $138.5 million, or 144%, compared to the year ended December 31, 2020. Blend Platform segment revenue totaled $135.6 million, reflecting an increase of $39.5 million, or 41%, compared to the year ended December 31, 2020. Title365 segment revenue totaled $98.9 million for the six months ended December 31, 2021.

Full year cost of revenue totaled $118.5 million, an increase of $84.2 million, or 246%, compared to the year ended December 31, 2020. Blend Platform segment cost of revenue totaled $49.9 million, an increase of $15.6 million, or 46%, compared to the year ended December 31, 2020. Title365 segment cost of revenue totaled $68.6 million for the six months ended December 31, 2021.

Full year gross profit totaled $116.0 million, an increase of $54.2 million, or 88%, compared to the year ended December 31, 2020. Blend Platform segment gross profit was $85.6 million. Title365 segment gross profit was $30.3 million.

GAAP loss from operations was $197.2 million for the year ended December 31, 2021, compared to a loss of $75.3 million for the year ended December 31, 2020.

Liquidity and Capital Resources
At December 31, 2021, the Company had cash, cash equivalents, and marketable securities of $547.2 million compared to $151.7 million at December 31, 2020. Total outstanding principal on the Company’s debt as of December 31, 2021 was $225.0 million. At December 31, 2021, the Company had available capacity under its revolving credit facility of $25.0 million.

Full Year 2022 Revenue Guidance

$ in millions	Blend Platform	Title365	Blend Labs, Inc. (Consolidated)
Full Year 2022 Revenue Guidance	$140-150	$90-100	$230-250

Blend 2022 revenue guidance reflects the following:
•Continued U.S. economic growth and Federal Reserve interest rate and open market policy actions in the context of current market expectations.
•U.S. mortgage market origination volumes declining approximately 35% from their 2021 level, as forecast by Fannie Mae and the Mortgage Bankers Association.
•2022 Blend Platform segment revenue reflects slightly lower full year Mortgage Banking revenue from full year 2021 levels, driven by the expected decline in U.S. mortgage market origination volumes in 2022. This is expected to be mostly offset by market share gains in the Company’s mortgage banking business.
•2022 Blend Platform segment revenue reflects over 100% growth in Consumer Banking and Marketplace revenue, including the expected transition of approximately $15.0 million in revenues from the Title365 segment to the Blend Platform segment, as customers transition to the Blend Title solution (a component of Consumer Banking and Marketplace revenue). This transition is anticipated to commence in mid-2022.

First Quarter 2022 Revenue Guidance
First quarter 2022 consolidated revenue is expected to be $63 million to $66 million, reflecting a modest decline in Blend Platform segment revenues from their first quarter 2021 level, and a decline of approximately 20% in the Title365 segment revenues from their fourth quarter 2021 level.

Webcast and Conference Call Information

The Company will host a conference call today at 2:00 p.m. PT / 5:00 pm ET to discuss fourth quarter and full year 2021 financial results, business highlights, and future outlook and guidance. The call will be webcast live from the Company's investor relations website at https://investor.blend.com. The conference call can also be accessed live over the phone by dialing 1-844-763-8274, or 1-412-717-9224 for international callers. A replay will be available after the call and can be accessed at the same website or by dialing (877) 344-7529, or (412) 317-0088 for international callers. The replay will be available through April 10, 2022 using the access code 7624623.

Blend announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, the investor relations section of our website, press releases, public conference calls, webcasts, our corporate blog at blend.com/blog, and our Twitter account (@blendlabsinc), as a means of achieving broad, non-exclusionary distribution of material information to the public and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Blend’s investor relations website, these other channels, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Blend’s Investor Relations website. Blend also provides investor information, including news and commentary about Blend’s business and financial performance, Blend’s filings with the Securities and Exchange Commission, notices of investor events and Blend’s press and earnings releases, on Blend’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management, outlook for 2022, the “Full Year 2022 GAAP Revenue Guidance” and the “Comment on Expected First Quarter 2022 Revenue” sections above, expectations of future results of operations or financial performance of Blend Labs, Inc. (“Blend,” the “Company,” “we,” “us,” or similar terms), market size and growth opportunities, macroeconomic and industry conditions, capital expenditures, plans for future operations, competitive position, technological capabilities, strategic relationships, Blend’s opportunity to increase market share and penetration in its existing customers, projections for a sharp decrease in mortgage loan origination volumes, Blend’s ability to create long-term value for our customers, Blend’s expectations for revenue growth, and Blend’s expectations of migration of the Title365 legacy business to Blend’s software-enabled platform, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the possibility that: we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; or changes in market interest rates adversely affect our business. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on 10-Q for the quarterly period ended September 30, 2021, and our Annual Report on Form 10-K for the year ended December 31, 2021 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, amortization of acquired intangible assets, non-recurring acquisition-related costs, and non-recurring income tax expenses or benefits related to acquisitions. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes related to acquisition. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions.

About Blend

Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit blend.com.

Blend Labs, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$213,082	$41,092
Marketable securities	334,147	110,631
Trade and other receivables, net of allowance for credit losses of $1,371 and $0, respectively	34,076	14,981
Prepaid expenses and other current assets	31,713	19,268
Restricted cash	—	173
Total current assets	613,018	186,145
Property and equipment, net	6,155	4,594
Operating lease right-of-use assets	14,713	12,685
Intangible assets, net	173,008	1,208
Goodwill	287,228	—
Deferred contract costs	4,178	5,414
Restricted cash, non-current	5,358	5,023
Other non-current assets	8,828	676
Total assets	$1,112,486	$215,745
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,160	$3,437
Deferred revenue	8,068	13,622
Accrued compensation	18,140	9,060
Other current liabilities	27,662	8,910
Total current liabilities	60,030	35,029
Operating lease liabilities, non-current	14,607	14,004
Other non-current liabilities	13,415	3,375
Debt, non-current, net	213,843	—
Total liabilities	301,895	52,408
Commitments and contingencies (Note 8)
Redeemable noncontrolling interest	35,949	—
Stockholders’ equity:
Founders Convertible Preferred Stock and Convertible Preferred Stock, $0.00001 par value: no shares authorized, issued and outstanding as of December 31, 2021; 128,123 (Founders Convertible Preferred Stock 1,026, Convertible Preferred Stock 127,097) shares authorized as of December 31, 2020; 122,379 (Founders Convertible Preferred Stock 1,026, Convertible Preferred Stock 121,353) shares issued and outstanding as of December 31, 2020; aggregate liquidation preference of $387,841 (Founders Convertible Preferred Stock nil, Convertible Preferred Stock $387,841) as of December 31, 2020	—	385,225
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of December 31, 2021; no shares authorized, issued and outstanding as of December 31, 2020.	—	—
Class A, Class, B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of December 31, 2021; 230,325 (Class A 217,691, Class B 12,633, Class C 0) shares issued and outstanding as of December 31, 2021; no shares authorized, issued and outstanding as of December 31, 2020; pre-IPO Class A and pre-IPO Class B Common Stock, $0.00001 par value; no shares authorized, issued and outstanding as of December 31, 2021; 371,495 (pre-IPO Class A 143,162, pre-IPO Class B 228,333) shares authorized as of December 31, 2020; 47,948 (pre-IPO Class A 15,039, pre-IPO Class B 32,909) shares issued and outstanding as of December 31, 2020
	2	1
Additional paid-in capital	1,218,213	50,968
Accumulated other comprehensive loss	(808)	(5)
Accumulated deficit	(442,765)	(272,852)
Total stockholders’ equity	774,642	163,337
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,112,486	$215,745

Blend Labs, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$80,990	$30,629	$234,495	$96,029
Cost of revenue	46,045	8,784	118,506	34,289
Gross profit	34,945	21,845	115,989	61,740
Operating expenses:
Research and development	28,740	15,187	92,216	55,503
Sales and marketing	27,984	14,257	84,077	51,420
General and administrative	34,314	8,452	128,802	30,108
Amortization of acquired intangible assets	3,772	—	8,136	—
Total operating expenses	94,810	37,896	313,231	137,031
Loss from operations	(59,865)	(16,051)	(197,242)	(75,291)
Interest expense	(5,664)	—	(11,279)	—
Other income (expense), net	110	73	493	700
Loss before income taxes	(65,419)	(15,978)	(208,028)	(74,591)
Income tax (expense) benefit	(6,092)	(6)	38,886	(26)
Net loss	(71,511)	(15,984)	(169,142)	(74,617)
Less: Net income attributable to noncontrolling interest	(176)	—	(771)	—
Net loss attributable to Blend Labs, Inc.	$(71,687)	$(15,984)	$(169,913)	$(74,617)
Less: Accretion of RNCI to redemption value	(1,430)	—	(1,430)	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(73,117)	$(15,984)	$(171,343)	$(74,617)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.32)	$(0.30)	$(1.30)	$(1.89)
Weighted average shares used in calculating net loss per share:
Basic and diluted	227,947	53,393	131,985	39,407

Comprehensive loss:
Net loss	$(71,511)	$(15,984)	$(169,142)	$(74,617)
Unrealized loss on marketable securities	(711)	(25)	(794)	(98)
Foreign currency translation loss	(9)	—	(9)	—
Comprehensive loss	(72,231)	(16,009)	(169,945)	(74,715)
Less: Comprehensive income attributable to noncontrolling interest	(176)	—	(771)	—
Comprehensive loss attributable to Blend Labs, Inc.	$(72,407)	$(16,009)	$(170,716)	$(74,715)

Blend Labs, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(169,142)	$(74,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	70,844	10,124
Depreciation and amortization	10,607	3,993
Amortization of deferred contract costs	5,030	3,648
Amortization of debt discount and issuance costs	1,390	—
Amortization of operating lease right-of-use assets	3,207	2,354
Release of valuation allowance and change in deferred taxes	(39,311)	—
Other	2,944	719
Changes in operating assets and liabilities:
Trade and other receivables	(5,839)	(12,171)
Prepaid expenses and other assets, current and non-current	(13,929)	(6,539)
Deferred contract costs, non-current	1,236	(2,042)
Accounts payable	1,558	293
Deferred revenue	(5,554)	1,226
Accrued compensation	5,588	5,725
Operating lease liabilities	(3,200)	(2,573)
Other liabilities, current and non-current	7,067	4,847
Net cash used in operating activities	(127,504)	(65,013)
Investing activities
Purchases of marketable securities	(351,583)	(173,965)
Sales of marketable securities	—	36,746
Maturities of marketable securities	125,075	130,624
Purchases of property and equipment	(1,734)	(1,313)
Investment in non-marketable equity securities	(2,500)	—
Investment in note receivable	(3,000)	—
Acquisition of Title365, net of cash acquired	(400,014)	—
Capitalization of internal-use software	(152)	—
Purchases of intangible assets	—	(9)
Net cash used in investing activities	(633,908)	(7,917)
Financing activities
Proceeds from initial public offering, net of underwriters' fees and issuance costs	366,805	—
Proceeds from debt financing, net of issuance costs	218,792	—
Repurchases of unvested early exercised stock options	(131)	(18)
Proceeds from exercises of stock options, including early exercises	25,353	4,527
Proceeds from exercises of common stock warrants	—	10,000
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	309,701	76,247
Proceeds from exercises of Convertible Preferred Stock warrants	10,172	—
Proceeds from repayment of employee promissory note collateralized by common stock	2,881	—
Net cash provided by financing activities	933,573	90,756
Effect of exchange rates on cash, cash equivalents and restricted cash	(9)	—
Net increase in cash, cash equivalents, and restricted cash	172,152	17,826
Cash, cash equivalents, and restricted cash at beginning of period	46,288	28,462
Cash, cash equivalents, and restricted cash at end of period	$218,440	$46,288
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$213,082	$41,092
Restricted cash	5,358	5,196
Total cash, cash equivalents, and restricted cash	$218,440	$46,288
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$884	$26
Cash paid for interest	$6,428	$—
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$5,023	$210
Non-cash additions to property and equipment	$—	$1,347
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$1,715	$1,398
Accretion of redeemable noncontrolling interest to redemption value	$1,430	$—
Issuance of warrant in connection with debt financing	$6,789	$—
Exercise of Series D Convertible Preferred Stock warrants included in prepaid expenses and other current assets	$—	$2,158

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2021		2020
Blend Platform revenue:					YoY increase
Mortgage Banking	$29,133	80%	$25,653	84%	14%
Consumer Banking and Marketplace	6,321	17%	4,326	14%	46%
Professional Services	1,090	3%	650	2%	68%
Total Blend Platform revenue	36,544	100%	30,629	100%	19%
Title365 revenue	44,446		—
Total revenue	$80,990		$30,629		164%

	Year Ended December 31,
	2021		2020
Blend Platform revenue:					YoY increase
Mortgage Banking	$108,264	80%	$80,061	84%	35%
Consumer Banking and Marketplace	23,120	17%	12,624	13%	83%
Professional Services	4,178	3%	3,344	3%	25%
Total Blend Platform revenue	135,562	100%	96,029	100%	41%
Title365 revenue	98,933		—
Total revenue	$234,495		$96,029		144%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

Gross Profit Reconciliation

	Three months ended December 31, 2021			Three months ended December 31, 2020

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$22,439	$—	$22,439	$21,845	$—	$21,845
Title365	12,506	45	12,551	—	—	—
Total	$34,945	$45	$34,990	$21,845	$—	$21,845

	Year ended December 31, 2021			Year ended December 31, 2020

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$85,645	$670	$86,315	$61,740	$79	$61,819
Title365	30,344	83	30,427	—	—	—
Total	$115,989	$753	$116,742	$61,740	$79	$61,819

(1) Non-GAAP expenses represent stock-based compensation

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Operating Expenses	2021	2020	2021	2020
GAAP operating expenses	$94,810	$37,896	$313,231	$137,031
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	16,541	2,626	70,383	10,541
Amortization of acquired intangible assets(2)	3,772	—	8,136	—
Acquisition-related expenses(3)	569	45	12,984	1,014
Non-GAAP operating expenses	$73,928	$35,225	$221,728	$125,476

GAAP loss from operations	$(59,865)	$(16,051)	$(197,242)	$(75,291)
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	16,833	2,647	71,136	10,620
Amortization of acquired intangible assets(2)	3,772	—	8,136	—
Acquisition-related expenses(3)	569	45	12,984	1,014
Non-GAAP loss from operations	$(38,691)	$(13,359)	$(104,986)	$(63,657)

GAAP net loss	$(71,511)	$(15,978)	$(169,142)	$(74,617)
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	16,833	2,647	71,136	10,620
Amortization of acquired intangible assets(2)	3,772	—	8,136	—
Acquisition-related expenses(3)	569	45	12,984	1,014
Income tax benefit related to acquisition(4)	5,991	—	(39,311)	—
Non-GAAP net loss	$(44,346)	$(13,286)	$(116,197)	$(62,983)

(1) Stock-based compensation by function:
Cost of revenue	$292	$21	$753	$79
Research and development	5,281	961	13,184	4,250
Sales and marketing	2,034	885	7,167	3,675
General and administrative	9,188	517	49,740	2,120
Total	$16,795	$2,384	$70,844	$10,124

(2) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition
(3) Acquisition-related expenses include non-recurring due diligence, transaction and integration costs recorded within general and administrative expenses
(4) Income tax benefit related to acquisition represents the non-recurring release of historical valuation allowance resulting from the recognition of a deferred tax liability in connection with the Title365 acquisition

Investor Contact:
Dan Smith, dsmith@blend.com

Media Contact:
Erin Bergamo-Tacy, ebergamo-tacy@blend.com